Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Star Equity Holdings, Inc.

Old Greenwich, Connecticut

We hereby consent to the incorporation by reference in the Prospectuses constituting a part of this Registration Statement of our report dated March 20, 2026, relating to the Consolidated Financial Statements which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

March 24, 2026